Exhibit 99.1

EPR Properties Announces Agreement to Expand Its Recreation Segment with Approximately $700 Million in Investments

Company Agrees to Purchase Attractions Portfolio and Northstar California Ski Resort from CNL Lifestyle Properties for Approximately $456 Million; Agrees to Provide Approximately $244 Million Debt Financing to Och-Ziff Real Estate for Its Purchase of 14 CNL Lifestyle Ski Properties Valued at Approximately $374 Million

Kansas City, Mo. – November 2, 2016 – (BUSINESS WIRE) – EPR Properties (NYSE:EPR) today announced that it has entered into a definitive Purchase and Sale Agreement with CNL Lifestyle Properties, Inc. (“CNL Lifestyle”) and funds affiliated with Och-Ziff Real Estate (“OZRE”). The agreement provides for the Company’s acquisition of Northstar California Ski Resort, 15 attraction properties (waterparks and amusement parks) and five small family entertainment centers for aggregate consideration valued at approximately $456 million. Additionally, the Company has agreed to provide approximately $244 million of five-year secured debt financing to OZRE for the purchase of 14 CNL Lifestyle ski properties valued at approximately $374 million. The Company’s aggregate investment in this transaction is projected to be valued at approximately $700 million and is expected to be funded with approximately $647 million of the Company’s common shares and $53 million of cash before pro-rations, transaction costs and closing adjustments, a portion of which will be included in the secured debt financing to OZRE.

The aggregate consideration to be received by CNL Lifestyle in connection with the Company’s acquisition and the OZRE acquisition is estimated to consist of $183 million of cash and $647 million of EPR common shares before pro-rations, transaction costs and closing adjustments.

“We are extremely pleased to announce this transaction, which is the culmination of a two-year process of disciplined underwriting, due diligence and negotiations,” commented company President and CEO Gregory Silvers. “This portfolio of high quality ski and attractions assets builds on our expertise in the Recreation segment, where we have a track record of delivering consistent and reliable cash flows. The transaction is not only expected to be immediately accretive, but it will also diversify our portfolio with proven, durable assets that are aligned with the positive trends we are seeing in the experience economy.”

Stephen H. Mauldin, CEO of CNL Lifestyle Properties stated, “CNL Lifestyle Properties is proud to have built a unique portfolio of diversified properties, many of which are long-established and iconic of the American lifestyle, that created long-term value for shareholders. We have deep respect for the approach EPR takes to managing its properties and believe this transaction is the best fit for selling the remaining properties in our portfolio as we complete our exit strategy to provide liquidity to shareholders.”

Transaction Merits

This transaction demonstrates the execution of the Company’s strategy of providing long-term value to its shareholders, supported by the following:

•	High Quality Assets – the acquired and financed assets have a proven history with strong operators and tenants

•	Disciplined Approach – the transaction represents the culmination of a two-year process of negotiations, underwriting and due diligence

•	Highly Durable – the acquired and financed assets have high coverage ratios, conservatively underwritten to five year EBITDAR averages

•	Increased Diversification – the transaction significantly expands the geographic and operator diversification within the Company’s Recreation segment

•	Positive Financial Impact – the acquired and financed assets are expected to be immediately accretive, with the Company’s common shares consisting of over 90% of the purchase consideration and financing provided by the Company in the transaction

•	Investing in the Experience Economy – the transaction will expand the Company’s investments in its “experienced based” Recreation segment.

Financial Considerations

The Company anticipates earning an average initial cash yield of 9.35% on its $456 million purchase of Northstar California and the Attractions Portfolio, based on leases currently in place or expected to be in place at the time of closing.

The Company has agreed to finance approximately 65% of the cost of the OZRE acquisition, providing mortgage debt financing of approximately $244 million (which will be increased by 65% of OZRE‘s transaction costs). The Company has also agreed to fund 65% of pre-approved, future property improvements if requested by OZRE, with such advances capped at $52.0 million. All OZRE financing will bear interest at 8.5%.

CNL Lifestyle is required to distribute the EPR shares to its shareholders promptly after the closing. The actual number of shares to be issued to CNL Lifestyle shareholders will be calculated based on the Company’s volume weighted average price, or VWAP, over the 10 trading days ending on the second trading day prior to close (the “Average EPR Share Price”) and subject to the collar mechanism described below.

Collar Mechanism

The Company’s common share consideration is subject to a two-way collar between Average EPR Share Prices of $68.25 and $82.63. If the Company’s share price increases between the signing of the Purchase and Sale Agreement and the closing, CNL Lifestyle will receive fewer shares until the Average EPR Share Price reaches $82.63, at which point the number of shares will be fixed at approximately 7.8 million. Conversely, if the Company’s share price decreases between signing of the Purchase and Sale Agreement and closing, CNL Lifestyle will receive more shares until the Average EPR Share Price reaches approximately $68.25, at which point the number of shares will be fixed at approximately 9.5 million. Post transaction, CNL Lifestyle will be issued between approximately 11% and 13% of the Company’s pro forma shares outstanding before distributing the shares to the CNL Lifestyle shareholders.

Approvals Required

The Board of Trustees of EPR Properties and the Board of Directors of CNL Lifestyle have unanimously approved the Purchase and Sale Agreement and the transaction. This transaction is subject to customary closing conditions, including the approval of the transaction by shareholders holding at least a majority of the shares of common stock of CNL Lifestyle and various third party consents and governmental permits. The sale to the Company cannot occur without the sale to OZRE and vice versa. The approval of this transaction by the holders of common shares of EPR Properties or equity owners of OZRE is not required. It is anticipated that this transaction will close in early second quarter of 2017.

Advisors

Barclays Bank and Kimberlite Advisors, LLC served as financial advisors to EPR Properties and Goodwin Procter LLP served as legal advisors to EPR Properties. Jefferies LLC served as financial advisor and Arnold & Porter LLP served as legal advisor to CNL Lifestyle. Robert A. Stanger & Co., Inc. and Latham & Watkins LLP served as advisors to the Special Committee for the Board of Directors for CNL Lifestyle. Bryan Cave LLP served as legal advisors to OZRE

Conference Call and Webcast

The Company will discuss this announcement during our third quarter earnings call to held on Thursday, November 3, 2016 at 8:30 a.m. Eastern Time, in conjunction with our third quarter earnings call. The third quarter earnings call was previously scheduled for November 3, 2016 at 5 p.m. Eastern Time. The conference call and accompanying slide presentation will be webcast and can be accessed via the Company’s website at www.eprkc.com/earnings. The webcast is also being distributed through the Thomson Reuters Network.

To access the live call, audio only, dial (866) 587-2930 and when prompted, provide the passcode #1134774.

A replay of the webcast and the accompanying slide presentation will be available on Monday, November 7, 2016 on the Company’s website, www.eprkc.com/earnings.

About EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $5 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields.

Important Information for Investors and Shareholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the transaction referred to in this communication, EPR Properties expects to file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) containing a preliminary proxy statement of CNL Lifestyle that also constitutes a preliminary prospectus of EPR Properties. After the registration statement is declared effective, CNL Lifestyle will mail a definitive proxy statement/prospectus to stockholders of CNL Lifestyle. This communication is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that EPR Properties or CNL Lifestyle may file with the SEC and send to CNL Lifestyle’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CNL LIFESTYLE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed by EPR Properties and CNL Lifestyle with the SEC though the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by EPR Properties with the SEC will be available free of charge on EPR Properties’ website at www.eprkc.com, or by contacting EPR Properties’ Investor Relations Department at (816) 472-1700. Copies of documents filed by CNL Lifestyle with the SEC will be available free of charge on CNL Lifestyle’s website at www.cnllifestylereit.com, or by contacting CNL Lifestyle’s Client Services Department at (866) 650-0650. The contents of the websites referenced above are not deemed incorporated by reference into the registration statement or the proxy statement/prospectus.

Certain Information Regarding Participants

EPR Properties and CNL Lifestyle and their respective trustees/directors, executive officers and other management members and employees may be deemed participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the trustees and executive officers of EPR Properties is set forth in its proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on April 1, 2016, and Form 4’s of EPR Properties’ trustees and executive officers filed with the SEC. Information about the directors and executive officers of CNL Lifestyle is set forth in its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 28, 2016, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on November 3, 2015, and in Form 4’s of CNL Lifestyle’s directors and executive officers filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC if and when they become available.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by the use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained herein. In addition, references to expected accretion and cash yields are forward looking statements. These forward-looking statements represent management’s intentions, plans, expectations and beliefs, taking into account all information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and, accordingly, actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements. Furthermore, these forward-looking statements are subject to numerous assumptions, risks and uncertainties that exist in EPR Properties’, OZRE’s and CNL Lifestyle’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase and Sale Agreement; (2) the inability to complete the proposed transaction due to the failure to obtain approval from CNL’s stockholders or the failure to satisfy other conditions of the proposed acquisition within the proposed timeframe or at all; (3) disruption in key business activities or any impact on EPR Properties’ or CNL Lifestyle’s relationships with third parties as a result of the announcement of the proposed acquisition; (4) the failure of the proposed acquisition to close for any reason; (5) risks related to disruption of management’s attention from EPR Properties’ or CNL Lifestyle’s ongoing business operations due to the proposed acquisition; (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against EPR Properties, CNL Lifestyle, OZ RE and others relating to the Purchase and Sale Agreement; (7) the risk that the pendency of the proposed acquisition disrupts current plans and operations; (8) the amount of the costs, fees, expenses and charges related to the proposed acquisition; (9) the risk that regulatory approvals required for the proposed acquisition are not obtained on the proposed terms and schedule or are not obtained subject to conditions that are not anticipated and (10) other risks, including those detailed in the sections of EPR’s and CNL’s Annual Reports on Form 10-K for the year ended December 31, 2015 and other filings with the SEC titled “Risk Factors.” For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

For EPR Properties:

Brian Moriarty, (816) 472-1700

Vice President – Corporate Communications

brianm@eprkc.com

www.eprkc.com